UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2010

Cavium Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33435	77-0558625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 E. Middlefield Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-623-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2010, Cavium Networks, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders at the Company’s corporate offices in Mountain View, California. At the Annual Meeting, the Company’s stockholders voted on the following two proposals:

(a) The Company’s stockholders voted on a proposal to elect the two director nominees named below to serve until the 2013 Annual Meeting of Stockholders. Each of the two named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non-Vote
Syed B. Ali.	33,395,217	829,387	4,472,889
Anthony S. Thornley	32,751,228	1,473,376	4,472,889

(b) The Company’s stockholders voted on a proposal to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
38,345,946	297,628	53,919	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cavium Networks, Inc.

May 12, 2010	By:	/s/ ARTHUR D. CHADWICK
	Name:	Arthur D. Chadwick
	Title:	Vice President of Finance and Administration and Chief Financial Officer